UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2007

Standard Parking Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50796	16-1171179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (312) 274-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 6, 2007, Standard Parking Corporation issued a press release (the "Press Release") announcing that it has appointed Karl G. Andren as a director. The appointment was made on December 4, 2007 by the Board of Directors and is effective as of January 1, 2008. Mr. Andren is expected to serve on the Company's audit committee. A copy of the Company's press release is attached hereto as Exhibit 99 and is hereby incorporated by reference.

          Mr. Andren, 61, served as Chairman of Circle-Line Sightseeing Yachts, Inc., a subsidiary of New York Cruise Lines, Inc., which operates the leading sightseeing cruise line in New York City, from 1981 until July 2007.

          Mr. Andren is expected to receive $25,000 of the Company's common stock based on the closing price on January 2, 2008.

          Mr. Andren was not selected as a director pursuant to any arrangement or understanding between himself and any other person. In addition, Mr. Andren has not been involved in any transaction with the Company in an amount exceeding $120,000.

Item 8.01. Other Events.

          The Press Release also announced that the Company's Board of Directors and shareholders holding a majority of the common stock have approved the issuance of additional shares of common stock in order to effectuate a 2-for-1 split of its common stock. Shareholders holding a majority of the common stock have approved an amendment to the Company's charter, increasing the authorized common stock from 12,100,000 to 21,300,000 shares. The common stock par value will remain unchanged at $0.001 per share. The charter amendment is expected to be filed in early January.

          The amendment will enable the Company to effectuate a 2-for-1 stock split to be paid in the form of a 100% stock dividend to the Company's stockholders of record as of the close of business on January 8, 2008. Stockholders of record will be issued one additional share of common stock for every share of common stock held. It is expected that the new shares will be distributed in book form to stockholders on January 17, 2008 through the Direct Registration System, and that the share price will be adjusted accordingly on the NASDAQ Global Market for trading beginning January 18, 2008.

          The Press Release also announced that the Company's Board of Directors increased the Company's authorization to repurchase shares of its outstanding common stock by an additional $25 million. Through September 30, 20007, the Company repurchased $15 million of its common stock under the $20 million authorization approved by the Board in March 2007.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated December 6, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation (Registrant)
December 6, 2007 (Date)	/s/ G. MARC BAUMANN G. Marc Baumann Chief Financial Officer

Exhibit Index
99.1	Press release dated December 6, 2007